                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                     Computer Associates International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates", "CA" or the "Company"), is filing the materials contained in this
Schedule 14A with the Securities and Exchange Commission on August 8, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

THE FOLLOWING ADVERTISEMENT WAS PUBLISHED IN NEWSDAY, NEW YORK TIMES, AND USA TODAY ON AUGUST 8, 2001:

                                [Graphic omitted]


                     ANYTHING CAN BE BROKEN UP INTO PIECES.
                  WHETHER IT STILL HAS VALUE IS ANOTHER MATTER.


We believe there are two words to describe Sam Wyly's plan to break up Computer
Associates: bad idea. Our current structure is a deliberate and vital component of our success. Why? Because our customers rely on us to provide customized, integrated solutions that work across their entire enterprise, not disparate products from separate companies. And our customers aren't the only ones that benefit from our synergistic approach. We believe the cross-selling opportunities and low-overhead costs deliver benefits to our shareholders as well - CA's stock is up over 75% year to date*. That's how we've become one of the world's leading technology companies. We are Computer Associates. One company. With one vision. And one extremely bright future.

[CA logo]


            PROTECT YOUR INVESTMENT AND VOTE FOR CA'S EXISTING BOARD.
                      SIGN AND RETURN THE WHITE PROXY CARD.

For additional information, please call MacKenzie Partners, Inc. toll-free at 800-322-2885, or call D.F. King & Co., Inc. toll-free at 800-431-9642.


* Between 12/29/00 and 7/31/01, CA's stock price rose 77%



THE FOLLOWING STATEMENT WAS DISTRIBUTED ON BEHALF OF CA TO REUTERS AND NEWSDAY AFTER BUSINESS HOURS ON AUGUST 7, 2001:

"Mr. Wyly's questionable data have become a hallmark of this proxy fight. This includes his suddenly-vanishing customer survey, his outrageous projections about CA's stock price, typos in the proxy, and blatantly false information in the ad that ran today -- all of which have misled shareholders. It's time Mr. Wyly learned to check his facts."